     As filed with the Securities and Exchange Commission on April 10, 1998

                                                             File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                          CHICAGO MINIATURE LAMP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    OKLAHOMA
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   73-1412000
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

500 Chapman Street, Canton, MA
02021
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)
                          CHICAGO MINIATURE LAMP, INC.
               1995 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                         SPECIAL 1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

Richard F. Parenti                      Copy to:
Chicago Miniature Lamp, Inc.                                David L. Engel, Esq.
Chevy Chase Business Park                                   Bingham Dana LLP
1080 Johnson Drive                                          150 Federal Street
Buffalo Grove, IL  60089                                    Boston, MA 02110
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

(847) 882-6130                                                    (617) 951-8000
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed
Title of                            Proposed     Maximum
Securities          Amount          Maximum      Aggregate     Amount of
to be               to be           Offering     Offering      Registration
Registered          Registered      Price*       Price*        Fee
-----------------   -------------   ----------   -----------   ----------------

Common Stock        4,875,000       $39.875     $194,390,630   $57,345
$.01 par
value per share
-----------------   -------------   ----------   -----------   ----------------

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The above calculation is based on the offering of up to 4,875,000 shares at a purchase price of $ 39.875 per share, which purchase price was the average of the high and low prices of the Registrant's Common Stock as reported on April 8, 1998.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3:           Incorporation of Documents by Reference
------            ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

         (a) The undersigned Registrant's Annual Report filed on Form 10-K for the fiscal year ended November 30, 1997;

         (b) All other reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since November 30, 1997;

         (c) The description of the Registrant's common stock set forth on pages 32 and 33 of the Registrant's Prospectus dated June 15, 1995 filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which constituted a part of the Registrant's Registration Statement on Form S-1 (Registration Statement No. 33-90416); and

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4:           Description of Securities
------            -------------------------

         Not applicable.

Item 5:           Interests of Named Experts or Counsel
------            -------------------------------------

         Not applicable.

Item 6:           Indemnification of Directors and Officers
------            -----------------------------------------

         The registrant has authority under applicable provisions of the Oklahoma Business Corporation Act to indemnify its directors and officers to the extent provided under such Act. The registrant's Bylaws provide additional indemnification provisions for the benefit of the registrant's directors and officers. See Item 8, Exhibit 3.2

Item 7:           Exemption from Registration Claimed
------            -----------------------------------

         Not applicable.

Item 8:           Exhibits
------            --------

         The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

3.1 Amended and Restated Certificate of Incorporation incorporated by reference to exhibit 3.1(b) of Registrant's Registration Statement on Form S-1 (File No. 333-49287).

3.2 By-Laws incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement (File No. 333-90416) ordered effective June 15, 1995.

4.1 1995 Incentive and Non-Statutory Stock Option Plan, as amended, incorporated by references to (a) Exhibit 4.1 of Registrant's Registration Statement on Form S-8 (File No. 333-94070) as filed with the Commission on November 3, 1995, and (b) the Registrant's Proxy Statement dated March 30, 1998.

4.2 Special 1997 Stock Option Plan, incorporated by reference to Registrant's Proxy Statement dated March 30, 1998.

5 Opinion of Crowe & Dunlevy as to the legality of the securities being registered.

23.1       Consent of Crowe & Dunlevy (included in Exhibit 5).

23.2       Consent of Ernst & Young LLP.

23.3       Consent of Hards Pearson.

24         Power of Attorney.

Item 9:           Undertakings
------            ------------

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on the 10th day of April 1998.

                          CHICAGO MINIATURE LAMP, INC.

                          By: /s/ Richard F. Parenti
                             ------------------------
                             Richard F. Parenti
                             Vice President, Finance

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Chicago Miniature Lamp, Inc., hereby severally constitute and appoint Richard F. Parenti, our true and lawful attorney with full power to him, and to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Chicago Miniature Lamp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                     Title                                Date
          ---------                                     -----                                ----

    /s/ Frank M. Ward                              Chief Executive Officer              April 10, 1998
------------------------------------
Frank M. Ward                                      and Director

    /s/ Richard F. Parenti                         Vice President, Finance              April 10, 1998
------------------------------------
Richard F. Parenti                                 and Secretary

    /s/ Werner A. Arnold                           Director                             April 10, 1998
------------------------------------
Werner A. Arnold

    /s/ Donald S. Dewsnap                          Director                             April 10, 1998
---------------------------
Donald S. Dewsnap

    /s Frederick B. Howard                         Director                             April 10, 1998
---------------------------
Frederick B. Howard

    /s/ Richard E. Ingram                          Director                             April 10, 1998
------------------------------------
Richard E. Ingram

    /s/ Norman Scoular                             Director                             April 10, 1998
--------------------------
Norman Scoular

                                  EXHIBIT INDEX

3.1 Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1(b) of the Registrant's Registration
           Statement on Form S-1 (File No. 333-49287).

3.2        By-Laws incorporated by reference to Exhibit 3.2 of the Registrant's
           Registration Statement (File No. 333-90416) ordered effective June
           15, 1995.

4.1 1995 Incentive and Non-Statutory Stock Option Plan, as amended, incorporated by references to (a) Exhibit 4.1 of Registrant's
           Registration Statement on Form S-8 (File No. 333-94070) as filed with the Commission on November 3, 1995, and (b) the Registrant's Proxy
           Statement dated March 30, 1998.

4.2        Special 1997 Stock Option Plan, incorporated by reference to
           Registrant's Proxy Statement dated March 30, 1998.

5 Opinion of Crowe & Dunlevy as to the legality of the securities being registered.

23.1       Consent of Crowe & Dunlevy (included in Exhibit 5).

23.2       Consent of Ernst & Young LLP.

23.3       Consent of Hards & Pearson.

24         Power of Attorney.